                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): March 5, 1997



                                  TIFFANY & CO.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                    1-9494                        13-3228013
(STATE OR OTHER JURISDICTION       (COMMISSION                  (I.R.S. EMPLOYER
     OF INCORPORATION)             FILE NUMBER)                  IDENTIFICATION
                                                                     NUMBER)


727 FIFTH AVENUE, NEW YORK, NEW YORK                                10022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)



Registrant's telephone number, including area code:  (212) 755-8000


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ITEM 5.  OTHER EVENTS.

         On March 5, 1997, Registrant issued the following press release announcing its sales and earnings for the three-month period and fiscal year ended January 31, 1997:


                      TIFFANY REPORTS RECORD 1996 RESULTS;
           EARNINGS UP 49 PERCENT TO $58 MILLION, OR $1.66 PER SHARE,
                    SALES INCREASE 15 PERCENT TO $922 MILLION

NEW YORK, March 5, 1997 -- Sales and earnings at Tiffany & Co. (NYSE-TIF) rose to record levels in the fiscal year ended January 31, 1997. Strong earnings growth resulted from healthy sales performance in Tiffany's three channels of distribution as well as a higher operating margin.

In the year ended January 31, 1997, net sales rose 15 percent to $922,108,000, compared with $803,292,000 in the prior year. Net earnings increased 49 percent to $58,439,000, or $1.66 per share, compared with $39,215,000, or $1.19 per share.

For the three months (fourth quarter) ended January 31, 1997, net sales rose 17 percent to $327,619,000, compared with $280,700,000 in the prior year. Net earnings rose 40 percent to $35,769,000, or $1.00 per share, compared with $25,473,000, or 74 cents per share, in the prior year.

All earnings-per-share figures are reported on a fully diluted basis and have been adjusted for the two-for-one split of the Company's Common Stock effected in July 1996.

Sales results in Tiffany's three channels of distribution were as follows:

- U.S. Retail sales increased 16 percent to $424,185,000 in 1996 and 14 percent to $151,575,000 in the fourth quarter. Growth was fueled by comparable store sales increases of 11 percent in both the full year and the fourth quarter, as well as strong performance in new stores.

- Direct Marketing sales rose 8 percent to $100,582,000 in 1996 and increased 11 percent to $37,010,000 in the fourth quarter. Strong catalog sales growth was supplemented by resumed growth in sales to corporations.

 - International Retail sales increased 15 percent to $397,341,000 in 1996 and 21 percent to $139,034,000 in the fourth quarter due to geographically broad-based sales growth. In Japan, Tiffany's largest international market, total retail sales in local currency rose 28 percent in 1996 and 38 percent in the fourth quarter, resulting from comparable store sales growth of 13 percent in the year and 20 percent in the fourth quarter and strong sales results in Tiffany's flagship store in Tokyo that opened in May 1996. Despite a weaker yen, total Japan retail sales rose 10 percent in 1996 and 24 percent in the fourth quarter when translated into U.S. dollars. Strong sales growth was also achieved in other Asia-Pacific markets, Europe and Canada.

William R. Chaney, Tiffany's chairman, said, "We are gratified that 1996 marked another year of excellent progress for Tiffany and are pleased that each channel of distribution contributed to the strong results. Our expansion strategy of selectively opening new stores in key markets around the world continues to be very successful. Combined with important merchandising and marketing initiatives, we are successfully building awareness among growing numbers of customers of the exceptional product design, quality and value that Tiffany offers. We are most enthusiastic about pursuing Tiffany's substantial opportunities for continued growth around the world."

Two nonrecurring events affected fourth quarter results. First, the Company restructured its jewelry manufacturing operations to outsource production of certain products. As a result, the Company recognized a pretax gain of $4.5 million, recorded in Other income(deductions), on the sale of certain manufacturing assets. Tiffany will, subject to certain conditions, source certain jewelry products from the new owner and will continue to directly operate its two primary jewelry manufacturing facilities.

Second, the Company took an aggregate pretax $4.4 million charge during the fourth quarter related to the planned closing and relocation of a U.S. retail store within its existing market and the impairment of certain European assets. These charges are included in Selling, General and Administrative expenses.

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made through TIFFANY & CO. stores and boutiques, and to select retailers and distributors, in the United States, Asia-Pacific, Europe, Canada and the Middle East. Direct Marketing sales are made through Tiffany's corporate and catalog divisions.


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TIFFANY & CO. AND SUBSIDIARIES
CONSENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, in thousands, except per share amounts)

                                                     Three Months                      Full Year
                                                   Ended January 31,               Ended January 31,
                                                ------------------------        ------------------------
                                                    1997            1996            1997            1996
                                                --------        --------        --------        --------
Net sales                                       $327,619        $280,700        $922,108        $803,292
Cost of sales                                    142,457         127,815         422,414         375,922
                                                --------        --------        --------        --------
Gross profit                                     185,162         152,885         499,694         427,370
Selling, general and administrative expenses     123,548         104,014         390,281         347,357
                                                --------        --------        --------        --------
Earnings from operations                          61,614          48,871         109,413          80,013
Other income (deductions)                          1,359          (4,030)         (6,527)        (10,978)
                                                --------        --------        --------        --------
Earnings before income taxes                      62,973          44,841         102,886          69,035
Provision for income taxes                        27,204          19,368          44,447          29,820
                                                --------        --------        --------        --------
Net earnings                                    $ 35,769        $ 25,473        $ 58,439        $ 39,215
                                                ========        ========        ========        ========

Net earnings per share:
Primary                                         $   1.00        $   0.77        $   1.67        $   1.22
                                                ========        ========        ========        ========
Fully diluted                                   $   1.00        $   0.74        $   1.66        $   1.19
                                                ========        ========        ========        ========

Weighted average number of common shares:
Primary                                           35,852          32,931          34,953          32,234
Fully diluted                                     35,868          34,816          35,706          34,546

Note: Shares and net earnings per share data have been adjusted for a two-for-one split of the Company's Common Stock in July 1996.

                         TIFFANY & CO. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Unaudited, in thousands)

                                                  JANUARY 31,     JANUARY 31,
                                                        1997            1996*
                                                  -----------     -----------
ASSETS

Current assets:
Cash and cash equivalents                            $117,161        $ 81,966
Accounts receivable                                    80,772          80,084
Inventories                                           335,389         311,252
Deferred income taxes                                  14,297           8,060
Prepaid expenses                                       21,364          20,042
                                                     --------        --------
Total current assets                                  568,983         501,404

Property and equipment, net                           129,346         115,214
Deferred income taxes                                  10,259          10,033
Other assets, net                                      30,830          27,606
                                                     --------        --------
                                                     $739,418        $654,257
                                                     ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings                                $ 76,338        $ 78,967
Accounts payable and accrued liabilities              110,068         107,609
Income taxes payable                                   25,829          19,672
Merchandise and other customer credits                 14,237          11,054
                                                     --------        --------
Total current liabilities                             226,472         217,302

Long-term trade payable                                     0          25,688
Reserve for product return                              5,800          11,238
Long-term debt                                         92,675         101,500
Postretirement/employment benefit obligation           19,191          18,031
Other long-term liabilities                            17,016          16,120
Stockholders' equity                                  378,264         264,378
                                                     --------        --------
                                                     $739,418        $654,257
                                                     ========        ========

* Reclassified for comparative purposes.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 TIFFANY & CO.


                                        BY:      /s/ James N. Fernandez
                                                 -------------------------------
                                                 James N. Fernandez
                                                 Senior Vice President - Finance
Date: March 11, 1997                             and Chief Financial Officer